March 22, 2013

Neuberger Berman MLP Income Fund Inc.
605 Third Avenue
New York, New York 10158-0180

Ladies and Gentlemen:

    We have acted as counsel to Neuberger Berman MLP Income Fund Inc., a Maryland corporation (the “Company”), in connection with the Company’s registration statement on Form N-2 (File Nos. 333-185026; 811-22770) (the “Registration Statement”), filed with the U. S. Securities and Exchange Commission (the “Commission”) on November 16, 2012, registering the number of shares of the Company’s common stock, par value $0.0001 per share, set forth under “Amount Being Registered” on the facing page of the Registration Statement, as amended by Pre-Effective Amendment No. 2 thereto (the “Shares”), under the Securities Act of 1933, as amended (the “Securities Act”).

    This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act and Item 25.2.l of Form N-2 under the Securities Act and the Investment Company Act of 1940, as amended (the “Investment Company Act”).

    For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction of:

(i)
the prospectus and statement of additional information (collectively, the “Prospectus”) filed as part of the Registration Statement, as amended by Pre-Effective Amendment No. 1 thereto filed with the Commission on February 26, 2013 and Pre-Effective Amendment No. 2 thereto filed with the Commission on or about March 22, 2013;

(ii)	the Company’s articles of incorporation and bylaws in effect as of the date of this opinion letter; and

(iii)
the resolutions adopted by the board of directors of the Company relating to the Registration Statement, Pre-Effective Amendment No. 1 thereto, Pre-Effective Amendment No.2 thereto, and the authorization for issuance and sale of the Shares.

We also have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have relied on a certificate of an officer of the Company.  We have not independently established any of the facts on which we have so relied.

Neuberger Berman MLP Income Fund Inc.
March 22, 2013

    For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.  We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Company are actually serving in such capacity, and that the representations of officers of the Company are correct as to matters of fact.  We have further assumed that the number of Shares will not be less than 3,000,000 nor more than 900,000,000.  We have not independently verified any of these assumptions.

    The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the Maryland General Corporation Law and the provisions of the Investment Company Act that are applicable to equity securities issued by registered closed-end investment companies.  We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

    Based upon and subject to the foregoing, it is our opinion that when issued and paid for by the purchasers upon the terms described in the Registration Statement and the Prospectus, the Shares to be issued pursuant to the Registration Statement will be validly issued, fully paid, and nonassessable.

    This opinion is rendered solely in connection with the filing of the Registration Statement.  We hereby consent to the filing of this opinion with the Commission in connection with Pre-Effective Amendment No. 2 to the Registration Statement and to the reference to this firm’s name under the headings “Legal Opinions” and “Counsel” in the Prospectus.  In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ K&L Gates LLP